                                                                   EXHIBIT 2.4

                ASSIGNMENT OF RECORD TITLE IN OIL AND GAS LEASE
                        AND BILL OF SALE AND CONVEYANCE


UNITED STATES OF AMERICA        S

                                S       KNOW ALL MEN BY THESE PRESENTS:

OUTER CONTINENTAL SHELF         S


         THAT PETROFINA DELAWARE, INCORPORATED, 14950 Heathrow Forest Parkway, Suite 300, Houston, Texas 77032 (herein called "ASSIGNOR"), for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has transferred and assigned and by these presents does hereby transfer and assign unto NORTHPORT PRODUCTION COMPANY, an Oklahoma corporation, with an office at 2601 N.W. Expressway Street, Suite 902 East, Oklahoma City, Oklahoma 73112-7208 (herein called "ASSIGNEE"), all of ASSIGNOR'S right, title, and interest in and to the Oil and Gas Lease described on Exhibit "A" which is attached hereto and made a part hereof for all purposes, together with all of ASSIGNOR'S right, title and interest in and to the well, wellbore, gathering systems, platform, processing facilities, pipe, tubing, casing, and equipment located on such Oil and Gas Lease or used or obtained directly in connection with operations conducted on such Oil and Gas Lease, and any and all personal property described in Exhibit "A", and all of ASSIGNOR'S right, title and interest in and to any contracts, agreements, rights-of-way, casements, pipeline use agreements and other agreements and interests connected therewith, but only insofar as the foregoing relate to such Oil and Gas Lease and only insofar as the same are assignable or partially assignable.


         The Oil and Gas Lease, as described in Exhibit "A", shall hereinafter sometimes by referred to as the "Subject Lease", and the lands described therein shall hereinafter sometimes be referred to as the "Subject Lands." The interests conveyed by ASSIGNOR to ASSIGNEE hereunder in the Subject Lease and the interests in agreements and the personal property, fixtures, moveables, immoveables, equipment and well described above, and on Exhibit "A", shall sometimes be referred to hereinafter as the "Assets."

         This Assignment is expressly made subject, however, to the following terms, covenants, and conditions:

         I. LEASE OBLIGATIONS: ASSIGNEE does hereby covenant and agree to perform and comply with all express and implied obligations with respect to the Subject Lease, insofar as they affect and apply to the interest herein conveyed.

         II. EXISTING AGREEMENTS: This Assignment is expressly made in conformance with and subject to the terms, covenants, and conditions of that certain Purchase and Sale Agreement ("Purchase and Sale Agreement") dated July 10, 1995, but effective June 1, 1995, ("Effective Time") between Petrofina Delaware, Incorporated and Northport Production Company, which is hereby incorporated herein by reference for all purposes. Additionally, ASSIGNOR'S interest in the Assets is subject to the terms, covenants and conditions of the agreements and other documents referenced on Exhibit "A".

         III. APPROVAL: This Assignment is subject to the approval by the Minerals Management Service of the U.S. Department of Interior, under the provisions of Title 30, Section 256.62 CFR, or any other governmental agency having jurisdiction. In connection with all operations on the Subject Lease, ASSIGNEE, by its acceptance hereof, agrees to comply with all applicable rules, regulations, or laws pertaining to the Subject Lease and Subject Lands.

        IV.     SPECIAL WARRANTY:       This Assignment is made and accepted
without warranty of title, either express or implied, except that, ASSIGNOR warrants title to the Subject Lease in the amount of the working interest and revenue interest shown on Exhibit "A", by, through and under ASSIGNOR, but not otherwise.

        V.      RIGHTS OF AUDIT AND OFFSET:     This Assignment does not convey
to ASSIGNEE and ASSIGNOR expressly retains any rights of audit or offset accruing prior to the Effective Time which may exist in favor of ASSIGNOR.

        TO HAVE AND TO HOLD the same unto the ASSIGNEE, its successors and assigns, forever and according to the terms, covenants, and conditions of the Subject Lease, the ASSIGNEE to perform all such terms, covenants, and conditions thereof as to the Subject Lands, as well as all of the terms, covenants, and conditions hereof.

        The reservations, terms, covenants, and conditions hereof shall be binding upon the inure to the benefit of ASSIGNOR and ASSIGNEE, their respective successors and assigns, and shall attach to and run with the Subject Lease and the Subject Lands and with each transfer or assignment thereof.

        This Assignment may be executed in several counterparts and the signature pages assembled to form one original.

        WITNESS THE EXECUTION HEREOF on this the 27 day of October, 1995, but effective as of June 1, 1995 ("Effective Time").


                                  "ASSIGNOR"


WITNESSES:                         PETROFINA DELAWARE, INCORPORATED

/s/                                By:     /s/  YVES BARCY
-----------------------------          ------------------------------
                                                Yves Barcy
/s/                                Title:  Vice-President
-----------------------------                Administration & Finance


                                  "ASSIGNEE"

WITNESSES:

/s/                                By:       /s/  TONY VIELE
-----------------------------          ------------------------------
                                                   Tony Viele
/s/
-----------------------------      Title:           President
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STATE OF OKLAHOMA     )
                      )
COUNTY OF OKLAHOMA    )


        BEFORE ME, personally appeared Tony Viele, to me known to be the identical person who executed the within and foregoing instrument as the President of Northport Production Company, and acknowledged to me that he executed the same as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

        GIVE UNDER MY OFFICIAL SEAL, this ______ day of October, 1995.

My Commission Expires:                             /s/
                                             ----------------------------------
                                             Notary Public in and for
     6/9/96                                  Oklahoma County, OKLAHOMA
-----------------
[ S E A L ]




STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


        BEFORE ME, personally appeared Yves Barcy, to me known to be the identical person who executed the within and foregoing instrument as the Vice President of PETROFINA DELAWARE, INCORPORATED, and acknowledged to me that he executed the same as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

        GIVE UNDER MY OFFICIAL SEAL, this 27 day of October, 1995.
                                          ----

My commission expires:  6/4/99         /s/
                                       --------------------------------------
                                       Notary Public in and for
-----------------------                Dallas County, T E X A S
[ S E A L]




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                                 EXHIBIT "A"

Attached to and made a part of that certain Assignment of Record Title in Oil and Gas Lease and Bill of Sale, dated July 10, 1995, between Petrofina Delaware, Incorporated, as Assignor, and Northport Production Company, as Assignee.

SUBJECT LEASE AND SUBJECT LANDS:

        Oil and Gas Lease of Submerged Lands effective November 1, 1980, bearing Serial Number OCS-G 4460 issued by the United States of
        America to CNG Producing Company and Sun Oil Company (Delaware) covering all of Block 76, South Timbalier Area, as shown on OCS Leasing Map, Louisiana Map No. 6, containing 5,000 acres, more or less.

        Block 76 constitutes the Subject Lands covered hereby.

ASSIGNOR'S INTEREST IN THE LEASE:       WORKING         REVENUE
                                        INTEREST        INTEREST

                OCS-G 4460              16.666666%      13.888889%

ASSIGNOR'S INTEREST IN THE WELL:        WORKING         REVENUE
                                        INTEREST        INTEREST

                OCS-G 4460 (D-1 Well)   16.666666%      13.888889%


AGREEMENTS AND DOCUMENTS AFFECTING SOUTH TIMBALIER BLOCK 76:

        Joint Operating Agreement dated May 20, 1981 covering Block 76 between CNG Producing Company, Operator and Sun Oil Company, Non-Operator, including all amendments and supplement thereto.

        Well Participation Agreement Amendment to Operating Agreement and Ratification of Operating Agreement dated July 17, 1985, pertaining to Block 76.

        Assignment from Sun Exploration & Production Company to Petrodal Exploration, Inc. executed November 4, 1985, covering all of Block 76, South Timbalier Area.

        South Timbalier Blocks 76 and 77 Condensate Handling Agreement effective September 19, 1990 by and between CNG Producing Company and Santa Fe Energy Operating Partners, L.P., the working interest owners in South Timbalier Block 76 and CNG Producing Company, Petrofina Delaware, Incorporated and Oryx Energy Company, the working interest owners in South Timbalier Block 76 and CNG Producing Company, the Operator of both Blocks S.T. 76 and S.T. 77.

        Letter Agreement dated September 21, 1995 between Northport Production Company and Petrofina Delaware, Incorporated.

        Letter Agreement dated October 12, 1995 between Northport
        Production Company and Petrofina Delaware, Incorporated.